UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2026 (April 30, 2025)

ABVC BIOPHARMA, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-40700	26-0014658
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

44370 Old Warm Springs Blvd. Fremont, CA	94538
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (510) 668-0881

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ABVC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

We previously reported that between April 11, 2025, and May 27, 2025, the Company sold an aggregate of 1,987,557 shares (the “Shares”) of its Common Stock to 43 Non-U.S. Persons (as defined in Regulation S under the Securities Act). The offer and sale of the Shares was exempt from the registration provisions of the Securities Act, pursuant to Regulation S thereunder (“Regulation S”); the Company received aggregate gross proceeds of approximately $1,289,750 for the Shares (the “Reg S Offering”). The Reg S Offering was conducted pursuant to a Securities Purchase Agreement with each investor, who also entered into a Voting Rights Proxy Agreement, pursuant to which each purchaser agreed to transfer all of his/her voting rights to Eugene Jiang, the Company’s chairman for the maximum time permitted by law.

Between May 26, 2025, and January 6, 2026, the Company accepted additional subscriptions in the aggregate amount of $2,275,468 on the same terms and conditions as the Reg S Offering (the “Additional Subscriptions”); the Company’s Board of Directors approved the Additional Subscriptions on January 12, 2026. Pursuant to the Additional Subscriptions, the Company has issued an aggregate of 1,500,250 shares of the Company’s common stock. The price at which the Shares were sold ranged from $1.00 to $1.95 per Share. The Shares issued pursuant to the Additional Subscriptions represent approximately 5.92%, in the aggregate, of the Company’s common stock outstanding as of this filing.

The sale of Shares was made pursuant to stock purchase agreements entered into by the Company and the purchasers thereof. The Company relied, in part, upon representations from the purchasers in the purchase agreements that each purchaser was an accredited investor (as defined in Regulation D under the Securities Act) and a Non-U.S. Person (as defined in Regulation S under the Securities Act).

None of the securities have been registered under the Securities Act or any state securities laws and may not be offered or sold to a U.S. person or through a U.S. stock exchange for a period of six-months (or one year, depending on reporting status) and only once a full registration statement is and cleared by the Securities Exchange Commission. The purchasers are all at arm’s length with respect to anyone related to the Company under the definition of affiliates. The sale of the securities did not involve a public offering and was made without general solicitation or general advertising.

Neither this Current Report on Form 8-K, nor any exhibit attached hereto, is an offer to sell or the solicitation of an offer to buy the Securities described herein. Such disclosure does not constitute an offer to sell, or the solicitation of an offer to buy nor shall there be any sales of the Company’s securities in any state in which such an offer, solicitation or sale would be unlawful. The securities mentioned herein have not been registered under the United States Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements under the Securities Act and applicable state securities laws.

Item 9.01 Exhibits

(d) Exhibits

Exhibit No.	Description
4.2	Form of Voting Rights Proxy Agreement (incorporated by reference to the Current Report on Form 8-K filed on April 30, 2025)
10.1	Form of Purchase Agreement (incorporated by reference to the Current Report on Form 8-K filed on April 30, 2025)
104	Cover Page Interactive Data File, formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABVC BioPharma, Inc.

January 16, 2026	By:	/s/ Uttam Patil
Uttam Patil
Chief Executive Officer

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